Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated September 2, 2026, with respect to the financial statement of Accelevation
Holdings Corp. contained in the Final Prospectus, filed on September 22, 2026, relating to the Registration
Statement on Form S-1 (File No. 333-298715), which is incorporated by reference in this Registration Statement on
Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.
 /s/ GRANT THORNTON LLP
Cincinnati, Ohio
October 1, 2026